As filed with the Securities and Exchange Commission on May 21, 2009
Registration No. 333-_______
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ___________
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
L-1 Identity Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
02-08087887
(I.R.S. Employer Identification No.)

177 Broad Street Stamford, Connecticut 06901
(Address and Zip Code of Principal Executive Offices)

L-1 IDENTITY SOLUTIONS, INC. AMENDED AND RESTATED 2006 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Mark S. Molina Executive Vice President, Chief Legal Officer & Secretary L-1 Identity Solutions, Inc. 177 Broad Street Stamford, CT (203) 504-1100
(Name, Address and Telephone Number, including area code, of Agent For Service) Copy to: Marita A. Makinen, Esq. Weil Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered[1]	Amount to be Registered[2]	Proposed Maximum Offering Price Per Share[3]	Proposed Maximum Aggregate Offering Price[3]	Amount of Registration Fee[3]
Common Stock, $0.001 par value	2,000,000	$8.60	$17,200,000	$959.76

1 This Registration Statement covers shares of common stock, par value $0.001 per share, of L-1 Identity Solutions, Inc. (“L-1 Common Stock”) that may be issued to employees under the L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP.

2 The number of shares being registered consists of an additional 2,000,000 shares of L-1 Common Stock that may be issued under the ESPP. Pursuant to Rule 416 under the Securities Act, there shall also be deemed registered hereby such additional number of shares of L-1 Common Stock as may be issuable under the terms of the ESPP to prevent dilution pursuant to future stock dividends, stock splits or similar transactions.

3 Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the L-1 Common Stock as reported by the New York Stock Exchange, which was $8.60 per share on May 18, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the ESPP as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof are not being filed with the Commission, but, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

The following documents are incorporated by reference in this Registration Statement:

*

Current Report on Form 8-K of L-1 Identity Solutions, Inc. (the “Company”) filed on May 21, 2009, containing audited consolidated financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, which give effect to the retrospective application of the relevant provisions  of FSP APB 14−1 and SFAS No. 141(R);

*	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
*	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009;
*	The ESPP’s Annual Report on Form 11-K for the fiscal year ended December 31, 2008;
*	The Company’s Current Report on Form 8-K dated February 11, 2009 (excluding Item 2.02); and
*	The description of the Company’s common stock contained in Registration Statement No. 001-33002 on Form 8-A filed with the Commission pursuant to Section 12(b) of the Exchange Act, on August 29, 2006.

All reports and other documents subsequently filed by the Company or the ESPP after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 4. Description Of Securities.

Not applicable.

Item 5. Interests Of Named Experts And Counsel.

Not applicable.

Item 6. Indemnification Of Directors And Officers.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the General Corporation Law of the State of Delaware also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

The General Corporation Law of the State of Delaware also provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, securityholders’ vote, agreement or otherwise.

The General Corporation Law of the State of Delaware also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Article IX of the Company’s Amended and Restated Certificate of Incorporation and Article 5 of the Company’s Amended and Restated By-laws provide for mandatory indemnification of the Company’s directors and officers, and permissible indemnification of its employees and other agents, to the maximum extent permitted by the General Corporation Law of the State of Delaware. The Company has also entered into indemnification agreements with its directors and officers that require the Company, among other things, to indemnifythese individuals against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

The above discussion of the General Corporation Law of the State of Delaware and the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and indemnification agreements.

The Company maintains liability insurance for the benefit of its directors and officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.**
3.2	Amended and Restated Bylaws of the Company.***
5.1	Opinion of Weil, Gotshal & Manges LLP as to legality of the original issuance shares being registered.*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).
99.1	L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan*

Notes To Index of Exhibits

*	Filed herewith.
**	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 16, 2007.
***	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 30, 2007.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on this 21st day of May, 2009.

L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	Executive Vice President,

Chief Financial Officer and

Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. DePalma and Mark S. Molina, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert V. LaPenta	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2009
Robert V. LaPenta
/s/ James A. DePalma	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 21, 2009
James A. DePalma
/s/ Vincent A. D’Angelo	Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2009
Vincent A. D’Angelo

/s/ B.G. Beck	Director	May 21, 2009
B.G. Beck
/s/ Milton E. Cooper	Director	May 21, 2009
Milton E. Cooper
/s/ Robert S. Gelbard	Director	May 21, 2009
Robert S. Gelbard
/s/ Malcolm J. Gudis	Director	May 21, 2009
Malcolm J. Gudis
/s/ John E. Lawler	Director	May 21, 2009
John E. Lawler
/s/ Admiral James M. Loy	Director	May 21, 2009
Admiral James M. Loy
	Director	May __, 2009
Harriet Mouchly-Weiss
/s/ Peter Nessen	Director	May 21, 2009
Peter Nessen
/s/ B. Boykin Rose	Director	May 21, 2009
B. Boykin Rose

EXHIBITS INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.**
3.2	Amended and Restated Bylaws of the Company.***
5.1	Opinion of Weil, Gotshal & Manges LLP as to legality of the original issuance shares being registered.*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).
99.1	L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.*

Notes To Index of Exhibits

*	Filed herewith.
**	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 16, 2007.
***	Filed as an exhibit to the Compnay’s Current Report on Form 8-K filed on October 30, 2007.